Exhibit 99.1

Company Contact:	Lisa Peterson / Chief Financial Officer
(214) 390-1831
Investor Relations:	Integrated Corporate Relations, Inc.
John Rouleau / Brendon Frey
(203) 682-8200

HEELYS, INC. REPORTS 2008 THIRD QUARTER FINANCIAL RESULTS

DALLAS, TX (November 6, 2008) – Heelys, Inc. (NASDAQ: HLYS) today reported the following financial results for the third quarter ended September 30, 2008.

Net sales for the third quarter of 2008 were $23.8 million compared to net sales of $49.9 million in the corresponding period a year ago. Gross profit was $7.9 million, or 33.3% of net sales, compared to $15.9 million, or 31.9% of net sales for the third quarter of 2007.  Total selling, general and administrative expenses were $6.8 million, or 28.6% of net sales, compared to $6.3 million, or 12.7% of net sales in the third quarter of last year. Net income for the quarter was $0.8 million, or $0.03 per fully diluted share versus $6.6 million, or $0.24 per fully diluted share in the third quarter of 2007.

On a sequential quarter comparison, net sales for the third quarter of 2008 were $23.8 million compared to net sales of $18.2 million in the second quarter of 2008. Gross profit was $7.9 million, or 33.3% of net sales, compared to $4.2 million, or 23.0% of net sales for the second quarter of 2008.  Total selling, general and administrative expenses were $6.8 million, or 28.6% of net sales, compared to $5.4 million, or 29.5% of net sales in the second quarter of 2008. Net income for the quarter was $0.8 million, or $0.03 per fully diluted share versus a net loss of $0.4 million, or ($0.01) per fully diluted share in the second quarter of 2008.

Commenting on the results, Don Carroll, chief executive officer of the Company, said, “While many of our business trends have improved since the start of the year, the recent events in the global economy and their impact on consumer confidence levels have created a challenging selling environment and made the outlook for holiday more uncertain. Therefore, with retailers in general becoming even more cautious with their level of future orders, we will closely monitor inventories and price points as well as our expenses and look to capitalize on at-once opportunities that maintain our brand equity and enhance our market position.”

Lisa Peterson, chief financial officer of the Company, commented, “In the third quarter of 2008 we have seen a return to more full-price selling at our retail partners, which helped our gross margins improve over the prior year period and a sequential quarterly basis. Importantly, our balance sheet at 9/30/08 remains very strong with over $90 million in cash and no debt.”

Conference Call Information

A conference call to discuss third quarter fiscal 2008 financial results is scheduled for today (November 6, 2008) at 5:00 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking

http://investors.heelys.com/index.cfm or www.opencompany.info. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market.  The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel.  HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,”  “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct.  The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company may not be able to successfully introduce new product categories, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, continued changes in fashion trends and consumer preferences and general economic conditions, the outcome of lawsuits filed against the Company, which could have a material adverse effect on us, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HEELYS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(amounts in thousands, except for per share data)

	Three-month period ended		Nine-month period ended
	September 30,	September 30,	September 30,	September 30,
	2007	2008	2007	2008
Net sales	$49,908	$23,825	$173,646	$55,143
Cost of sales	33,991	15,880	113,926	40,179
Gross profit	15,917	7,945	59,720	14,964

Selling, general and administrative expenses	6,326	6,823	18,814	18,280
Income (loss) from operations	9,591	1,122	40,906	(3,316)

Other expense (income), net	(954)	(57)	(2,454)	(2,455)
Income (loss) before income taxes	10,545	1,179	43,360	(861)

Income tax expense (benefit), net	3,899	424	15,505	(175)

Net income (loss)	$6,646	$755	$27,855	$(686)

Net income (loss) per share:
Basic	$0.25	$0.03	$1.03	$(0.03)
Diluted	$0.24	$0.03	$0.99	$(0.03)

Weighted-average shares:
Basic	27,065	27,439	27,055	27,237
Diluted	28,059	27,549	28,278	27,237

HEELYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	December 31,	September 30,
	2007	2008
Assets
Current Assets:
Cash and cash equivalents	$98,771	$93,241
Accounts receivable, net of allowances	5,577	10,912
Inventories	14,969	18,393
Prepaid and other current assets	1,439	728
Income taxes receivable	2,216	4,924
Deferred income tax benefits	2,382	436
Total current assets	125,354	128,634

Property and Equipment, net of accumulated depreciation	923	1,048
Patents and Trademarks, net of accumulated amortization	359	333
Intangibles, net of accumulated amortization	—	1,533
Goodwill	—	1,710
Deferred Income Tax Benefits, net of valuation allowance	595	483

Total Assets	$127,231	$133,741

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$306	$5,633
Accrued expenses	7,966	5,943
Income taxes payable	884	661
Total current liabilities	9,156	12,237

Other long term liabilities	—	1,429

Stockholders’ Equity:
Common stock	27	28
Additional paid-in capital	61,783	64,560
Retained earnings	56,265	55,579
Accumulated other comprehensive income	—	(92)
Total stockholders’ equity	118,075	120,075

Total Liabilities and Stockholders’ Equity	$127,231	$133,741